Exhibit 10.2

EXECUTION VERSION

INCREMENTAL JOINDER AGREEMENT NO. 1 AND

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This INCREMENTAL JOINDER AGREEMENT NO. 1 AND AMENDMENT NO. 3 TO CREDIT AGREEMENT, dated as of October 1, 2018 (this “Amendment”), is entered into by and among ELDORADO RESORTS, INC., a Nevada corporation (the “Borrower”), the Guarantors party hereto, JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Administrative Agent (in such capacity, the “Administrative Agent,”) and as the Collateral Agent (in such capacity, the “Collateral Agent”), the Issuing Lender and the Swingline Lender, the Extending Lenders (as defined below) (as to the amendments set forth in Sections 1 and 2 of this Amendment), the Incremental Lenders (as defined below) (as to the amendments set forth in Sections 1 and 3 of this Amendment), and Bank of America, N.A. (solely with respect to Section 7 of this Amendment), in each case, in connection with (x) the Credit Agreement, dated as of April 17, 2017, by and among EAGLE II ACQUISITION COMPANY LLC, a Delaware limited liability company (which on the Closing Date (as defined below) was succeeded by the Borrower, to continue as the Borrower on and after the Closing Date), each lender from time to time party thereto (collectively, the “Lenders”) and the Administrative Agent (as supplemented by the Borrower Joinder Agreement dated as of May 1, 2017 (the “Closing Date”), entered into by and among the Borrower and the Administrative Agent, and as amended by (i) the Amendment Agreement, dated as of August 15, 2017, between the Borrower and the Administrative Agent and (ii) Amendment No. 2, dated as of June 6, 2018, by and among the Borrower, the Administrative Agent and the Lenders party thereto, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”, and as further amended by this Amendment, the “Amended Credit Agreement”), and (y) that certain Amended and Restated Commitment Letter, dated September 28, 2018 (the “Commitment Letter”), by and among the Commitment Parties (as defined therein) party thereto and the Borrower, pursuant to which, (i) the Extending Lenders and the Incremental Lenders, subject to the conditions set forth herein and therein, agreed to provide the Revolving Credit Commitments set forth on Annex III attached hereto, and (ii) Bank of America, N.A. (and any relevant affiliate) agreed to provide the commitment set forth in Section 7 of this Amendment. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

WHEREAS, subject to Section 5.17 of the Credit Agreement, the Borrower may request that all of the Revolving Credit Commitments be modified to constitute another Class of Revolving Credit Commitments in order to extend the maturity date thereof, and the Credit Parties, the Administrative Agent and each applicable extending Lender shall execute and deliver or cause to be delivered to the Administrative Agent an Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence such extension;

WHEREAS, each Revolving Credit Lender (each, an “Existing Revolving Credit Lender”) with Revolving Credit Commitments immediately prior to the Amendment No. 3 Effective Date (as defined below) as set forth on Annex II attached hereto (the “Existing Revolving Credit Commitments”, and any loans thereunder, the “Existing Revolving Credit Loans”) (i) that is a party to this Amendment (each an “Extending Lender”), has consented to the amendments set forth in Sections 1 and 2 of this Amendment and to extend the Revolving Credit Maturity Date of all of such Extending Lender’s Existing Revolving Credit Commitments and Existing Revolving Credit Loans (and once so extended, shall be “Extending Revolving Credit

Commitments”, and any loans thereunder, the “Extending Revolving Credit Loans”) in accordance with the terms and subject to the conditions set forth herein, and (ii) that is not a party to this Amendment and does not elect to extend the Revolving Credit Maturity Date of its Existing Revolving Credit Commitments (each a “Non-Extending Revolving Credit Lender”), shall be deemed a Non-Extending Revolving Credit Lender, and the Borrower, pursuant to Section 5.17(c) of the Credit Agreement (which permits the Borrower to permanently repay and terminate commitments of any Class of Revolving Credit Loans on a better than a pro rata basis as compared to any other Class of Revolving Credit Loans with a later maturity date than such Class), intends to repay and terminate in full all Non-Extending Revolving Credit Commitments (as defined below) and any Non-Extending Revolving Credit Loans (as defined below) of each Non-Extending Revolving Credit Lender on the Amendment No. 3 Effective Date;

WHEREAS, pursuant to Section 5.13 of the Credit Agreement, (i) the Borrower may obtain Incremental Revolving Credit Commitments by entering into one or more Lender Joinder Agreements with the applicable Incremental Lenders, and (ii) a Lender Joinder Agreement may, without the consent of any other Lenders, effect such amendments to the Credit Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect such provisions;

WHEREAS, the Borrower has requested, and each Revolving Credit Lender party hereto and listed on Annex I hereto (collectively, the “Incremental Lenders”) has agreed to, (i) provide, on a several and not a joint basis, an Incremental Revolving Credit Commitment (as defined in the Credit Agreement) in the amount set forth opposite such Incremental Lender’s name on Annex I hereto, in each case, which shall be an increase to the Extending Revolving Credit Commitments (as in effect following the Amendment No. 3 Effective Date, after giving effect to the amendments set forth in Sections 1 and 2 herein), and (ii) consent to the amendments set forth in Sections 1 and 3 herein;

WHEREAS, JPMorgan, Macquarie Capital (USA) Inc., Credit Suisse Loan Funding LLC, U.S. Bank National Association, KeyBanc Capital Markets Inc., Capital One, National Association, SunTrust Robinson Humphrey, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, will each act as joint lead arrangers (collectively, the “Amendment No. 3 Lead Arrangers”) in connection with this Amendment; and

WHEREAS, (i) the Borrower, the Guarantors, the Extending Lenders, the Incremental Lenders, the Issuing Lender, the Swingline Lender and the Administrative Agent agree to the amendments of the Credit Agreement as set forth herein, and (ii) solely with respect to Section 7 of this Amendment, following the effectiveness of the amendments set forth herein on the Amendment No. 3 Effective Date, the Borrower, Bank of America, N.A., and each of the Revolving Credit Lenders party hereto hereby agree to the provisions as set forth in Section 7;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1.    Amendments to the Credit Agreement. Each Extending Lender party hereto, each Incremental Lender party hereto, the Issuing Lender, the Swingline Lender, the

Administrative Agent, the Borrower and the Guarantors party hereto hereby agree to the following amendments:

(a)    Schedule 1.1(A) of the Credit Agreement is hereby deleted in its entirety and replaced by the amended and restated Schedule 1.1(A) attached hereto as Annex III (and, for the avoidance of doubt, all other schedules and all exhibits to the Credit Agreement shall remain in full force and effect).

(b)    Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Amendment No. 3” means Incremental Joinder Agreement No. 1 and Amendment No. 3 to Credit Agreement, dated as of the Amendment No. 3 Effective Date, among the Borrower, the Guarantors, the Administrative Agent, the Extending Lenders (as defined therein), the Incremental Lenders (as defined therein), the Issuing Lender and the Swingline Lender party thereto.

“Amendment No. 3 Effective Date” means October 1, 2018.

“Amendment No. 3 Lead Arrangers” means JPMorgan Chase Bank, N.A., Macquarie Capital (USA) Inc., Credit Suisse Loan Funding LLC, U.S. Bank National Association, KeyBanc Capital Markets Inc., Capital One, National Association, SunTrust Robinson Humphrey, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

(c)    The definition of “Loan Documents” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding “, Amendment No. 3” following the reference to “Amendment No. 2” in such definition.

(d)    Section 7.24 of the Credit Agreement is hereby amended by (i) adding “(a)” at the start of such section, (ii) replacing “.” with “; and” at the end of such Section and (iii) adding the following language as a new clause (b):

“(b) as of the Amendment No. 3 Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Amendment No. 3 Effective Date to any Lender in connection with this Agreement is true and correct in all respects.”

(e)    Section 8.2(i) of the Credit Agreement is hereby amended by (i) adding “(x)” at the start of such clause and (ii) replacing “.” at the end of such clause with the following language:

“and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable

“know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.”

(f)    Section 8.3 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of clause (f) of such Section, (ii) replacing “.” with “; and” in clause (g) of such Section, and (iii) adding the following language as a new clause (h) in such Section:

“(h) any change in the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification.”

(g)    Section 12.3(a) of the Credit Agreement is hereby amended by replacing clause (i) thereof with the following language:

“(i)    all reasonable and documented out-of-pocket expenses incurred by the Lead Arrangers, the Amendment No. 2 Lead Arranger, the Amendment No. 3 Lead Arrangers, the Administrative Agent and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Lead Arrangers, the Amendment No. 2 Lead Arranger and the Amendment No. 3 Lead Arrangers, and, if necessary, the reasonable fees, charges and disbursements of one local counsel per jurisdiction and, in the event of any conflict of interest, such additional counsel for each of the Lenders retained with the consent of the Borrower to the extent of such conflict of interests) in connection with the syndication of the Credit Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated).”

SECTION 2.    Extension of Revolving Credit Maturity Date. Each Extending Lender party hereto, the Issuing Lender, the Swingline Lender, the Administrative Agent, the Borrower and the Guarantors party hereto, pursuant to Section 5.17 of the Credit Agreement, upon request of the Borrower, agree to the following amendments:

(a)    Extension Amendment.

(i)    The definition of “Revolving Credit Maturity Date” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the phrase “Escrow Funding Date” and inserting in place thereof “Amendment No. 3 Effective Date.”

(ii)    On and following the Extension (as defined below) on the Amendment No. 3 Effective Date, the Revolving Credit Maturity Date for all Revolving Credit Commitments and any Revolving Credit Loans under the Amended Credit Agreement shall be extended from the fifth anniversary of the Escrow Funding Date (as defined in the Credit Agreement) to the fifth anniversary of the Amendment No. 3 Effective Date.

(iii)    On the Amendment No. 3 Effective Date, (x) the Existing Revolving Credit Commitments of each Extending Lender shall be converted into

“Extending Revolving Credit Commitments”, and the amount of all such Existing Revolving Credit Commitments shall therefore be deemed reduced by the amount converted into Extending Revolving Credit Commitments, (y) any Existing Revolving Credit Loans (and any related participations) of each Extending Lender shall be deemed converted into Extending Revolving Credit Loans (and related participations) in the same proportion as such Extending Lender’s Existing Revolving Credit Commitments were converted into Extending Revolving Credit Commitments, and (z) all Existing Revolving Credit Commitments (the “Non-Extending Revolving Credit Commitments” and any loans thereunder, the “Non-Revolving Credit Loans”) of any Non-Extending Revolving Credit Lender shall be deemed “Non-Extending Revolving Credit Commitments” and “Non-Extending Revolving Credit Loans”, respectively, and on the Amendment No. 3 Effective Date, shall be repaid and terminated in full, as applicable, pursuant to Section 2(c) below (collectively, the “Extension”).

(b)    Application of Payments; Borrowings of Revolving Credit Loans; Letters of Credit.

(i)    On the Amendment No. 3 Effective Date, the Borrower shall (x) permanently repay, pursuant to Sections 2.4(c) and 5.17(c) of the Credit Agreement, or pursuant to Section 5.12 of the Credit Agreement cause the assignment to an Extending Lender of, all Non-Extending Revolving Credit Loans and accrued and unpaid interest due thereon and (y) permanently terminate all Non-Extending Revolving Credit Commitments, pursuant to Sections 2.5(a) and 5.17(c) of the Credit Agreement, in each case, held by each Non-Extending Revolving Credit Lender immediately prior to the Amendment No. 3 Effective Date.

(ii)    Subject to other applicable terms and conditions of the Amended Credit Agreement, the parties to this Amendment hereby acknowledge and agree that the Borrower may borrow under the Extending Revolving Credit Commitments on the Amendment No. 3 Effective Date to fund the repayment of any outstanding Non-Extending Revolving Credit Loans or other amounts in respect thereof and due in respect of terminated Non-Extending Revolving Credit Commitments, in each case pursuant to this Section 2(b).

(iii)    Notwithstanding anything to the contrary in the Amended Credit Agreement, Letters of Credit may only be issued under the Extending Revolving Credit Commitments and all related Letter of Credit related provisions shall be interpreted accordingly.

(iv)    (x) The Issuing Lender and the Swingline Lender hereby waive any obligation of Borrower to provide Cash Collateral for any outstanding Revolving Credit Outstandings related to Swingline Loans and L/C Obligations, and (y) each Extending Lender hereby confirms that it shall be severally responsible for a ratable amount equal to its Revolving Credit Commitment Percentage (after giving effect to Amendment No. 3, as set forth on Annex III hereto) for the Revolving Credit Outstandings of such Non-Extending Lender related to Swingline Loans and L/C Obligations outstanding on the Amendment No. 3 Effective Date.

(c)    Effect of the Extension Amendment on the Credit Agreement.

(i)    On and following the Amendment No. 3 Effective Date, (x) the Extending Revolving Credit Commitments and Extending Revolving Credit Loans shall constitute a new and separate Class of Revolving Credit Commitments and Revolving Credit Loans from the Existing Revolving Credit Commitments and Existing Revolving Credit Loans from which they were converted, as applicable, for all purposes under the Amended Credit Agreement and the other Loan Documents, and (y) the Extending Revolving Credit Commitments and any Extending Revolving Credit Loans, on the one hand, and the Non-Extending Revolving Credit Commitments and any Non-Extending Revolving Credit Loans, on the other hand, shall continue to constitute separate Classes for all purposes under the Amended Credit Agreement and the other Loan Documents.

(ii)    On and following the Amendment No. 3 Effective Date, except with respect to the extension of the Revolving Credit Maturity Date and the other amendments as set forth in this Amendment, the terms and conditions of the Extending Revolving Credit Commitments and the Extending Revolving Credit Loans shall be identical to the terms and conditions of the Existing Revolving Credit Commitments and the Existing Revolving Credit Loans from which they were converted, as applicable.

(iii)    (x) This Amendment shall constitute an “Extension Offer” and an “Extension Amendment” (each as defined in Section 5.17 of the Credit Agreement) with respect to the Extending Revolving Credit Commitments and Extending Revolving Credit Loans in satisfaction of the applicable provisions of Section 5.17 of the Credit Agreement, (y) the execution of this Amendment by each Extending Lender shall be deemed such Extending Lender’s election to consent to the Extension Offer, and (z) (1) the Extending Revolving Credit Loans shall be deemed to be “Extended Revolving Credit Loans,” “Revolving Credit Loans” and “Loans”, (2) the Extending Revolving Credit Commitments shall be deemed to be “Extended Revolving Credit Commitments,” “Revolving Credit Commitments” and “Commitments”, and (3) the Extending Lenders shall be deemed to be “Extending Lenders”, in each case, for all purposes under the Amended Credit Agreement and the other Loan Documents.

SECTION 3.    Issuance of Incremental Revolving Commitments. Following the effectiveness of the amendments set forth in Sections 1 and 2 of this Amendment on the Amendment No. 3 Effective Date, each Incremental Lender party hereto, the Issuing Lender, the Swingline Lender, the Administrative Agent, the Borrower and the Guarantors, pursuant to Section 5.13 of the Credit Agreement, upon request of the Borrower, agree to the following amendments:

(a)    Section 1.1 of the Credit Agreement is hereby amended by revising the following definitions:

(i)    The definition of “Revolving Credit Commitment” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the last two sentences of such definition, and replacing it with the following:

“The aggregate Revolving Credit Commitment of all the Revolving Credit Lenders on the Amendment No. 3 Effective Date shall be $500,000,000. The Revolving Credit Commitment of each Revolving Credit Lender as of the Amendment No. 3 Effective Date is set forth opposite the name of such Lender on Schedule 1.1(A), as amended by Amendment No. 3.”

(ii)    The definition of “Revolving Credit Commitment Percentage” set forth in Section 1.1 of the Credit Agreement is hereby amended by (i) replacing “Escrow Funding Date” with “Amendment No. 3 Effective Date” in the last sentence thereof and (ii) inserting the following words after the phrase “Schedule 1.1(A)” at the end thereof:

“, as amended by Amendment No. 3”

(iii)    The definition of “Revolving Credit Loan” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“means any revolving loans made to the Borrower pursuant to Section 2.1, any Extending Revolving Credit Loans, any Incremental Revolving Credit Increase, and/or all such revolving loans collectively as the context requires, and “Revolving Credit Loans” means any such Revolving Credit Loans.

(b)    Incremental Revolving Credit Commitments:

(i)    Pursuant to Section 5.13 of the Credit Agreement and the terms of this Amendment, each Incremental Lender party hereto hereby agrees, severally and not jointly, to provide on, and subject to the occurrence of the Amendment No. 3 Effective Date, its respective Incremental Revolving Credit Commitment in the amount set forth opposite its name on Annex I hereto (the “Incremental Commitments” and the loans thereunder, the “Incremental Loans”), and that such Incremental Commitments shall be (x) an increase to the Extending Revolving Credit Commitments made pursuant to Section 2 of this Amendment, and (y) all such Incremental Commitments set forth on Annex I are issued pursuant to clause (x) of the definition of “Incremental Amount.”

(ii)    On and following the Amendment No. 3 Effective Date, (x) (1) the Incremental Commitments shall be part of the same Class of Revolving Credit Commitments as the Extending Revolving Credit Commitments and shall constitute “Extended Revolving Credit Commitments,” “Revolving Credit Commitments” and “Commitments” under the Amended Credit Agreement and the other Loan Documents and (2) all Incremental Loans made pursuant to the Incremental Commitments shall be part of the same Class of Loans as the Extending Revolving Credit Loans and shall constitute “Extended Revolving Credit Loans,” “Revolving Credit Loans” and “Loans” under the Credit Agreement and the other Loan Documents, and (y) the Incremental Commitments and Incremental Loans made pursuant to this Amendment shall (1) have the same terms and conditions identical to the Extending Revolving Credit Commitments and the Extending Revolving Credit Loans, respectively, (2) mature on the Revolving Credit Maturity Date (as amended by this Amendment), (3) bear interest at the rate applicable to the Revolving Credit Loans under the Credit Agreement, (4) be entitled to the same voting rights as the Existing Revolving Credit Lenders, (5) shall receive proceeds of prepayments on the same basis as the other Revolving Credit Loans made under the Amended Credit Agreement, (6) be Loans and Obligations under the Credit Agreement and the other applicable Loan Documents, and (7) rank pari passu in right of payment and be secured by the relevant Security Documents, and guaranteed under the Guaranty, on a pari passu basis with all other Obligations.

(c)    Lender Joinder Agreement.

(i)    Each Incremental Lender party hereto (a) confirms that it has received a copy of the Credit Agreement, this Amendment and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Amendment No. 3 Lead Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (d) hereby affirms the acknowledgements and representations of such Incremental Lender as a Lender contained in Section 11.7 of the Credit Agreement; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with the terms of the Credit Agreement all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, including its obligations pursuant to Section 12.10 of the Credit Agreement.

(ii)    Each Incremental Lender holding Incremental Commitments acknowledges and agrees that upon its execution of this Amendment that such Incremental Lender shall on and as of the Amendment No. 3 Effective Date become, or continue to be, a Revolving Credit Lender under, and for all purposes of, the Credit Agreement and the other Loan Documents, shall be subject to and bound by the terms thereof, shall perform all the obligations of and shall have all rights of a “Revolving Credit Lender” and a “Lender” thereunder, and shall make available such amount to fund its ratable share of outstanding Incremental Loans from time to time on and after the Amendment No. 3 Effective Date in accordance with the Credit Agreement. Each Incremental Lender party hereto has delivered herewith to the Borrower and the Administrative Agent such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Incremental may be required to deliver to the Borrower and the Administrative Agent pursuant to Section 5.11 of the Credit Agreement.

(iii)    This Amendment shall constitute a “Lender Joinder Agreement” (as defined in Section 5.13 of the Credit Agreement) for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 4.    Effectiveness. Sections 1 and 2 of this Amendment shall become effective (and immediately following such effectiveness, Section 3 of this Amendment shall automatically become so effective), in each case, on the date (the “Amendment No. 3 Effective Date”) on which the following conditions have been satisfied:

(a)    The Administrative Agent shall have received counterparts to this Amendment, duly executed by the Borrower, the Guarantors, the Extending Lenders, the Incremental Lenders, the Swingline Lender, the Issuing Lender and the Administrative Agent.

(b)    The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower stating that: (i) all representations and warranties set forth in this Amendment, the Credit Agreement and the other Loan Documents are true and correct in all material respects (except to the extent any such representation or warranty is qualified as to materiality, Material Adverse Effect or similar language, in which case, such representation or warranty shall be true and correct in all respects) on and as of the Amendment No. 3 Effective Date (or as of a specified date, if earlier), (ii) no Default or Event of Default shall have occurred and be continuing on the Amendment No. 3 Effective Date before or after giving effect to this Amendment, and the making of any Incremental Loans or Extending Revolving Credit Loans made pursuant thereto, (iii) this Amendment is in compliance with the requirements as set forth in Sections 5.13, 5.17 and 6.3 of the Credit Agreement, (iv) with reasonable supporting calculations (a) the Borrower is in compliance on a Pro Forma Basis with the financial covenants set forth in Section 9.14 of the Credit Agreement on the Amendment No. 3 Effective Date, and (b) the Incremental Commitments are issued pursuant to clause (x) of the definition of Incremental Amount as set forth in the Credit Agreement and, after giving effect to this Amendment on the Amendment No. 3 Effective Date, the total utilization of said clause (x) (plus the aggregate amount of all Incremental Term Loan Commitments, Incremental Revolving Credit Commitments and Permitted Incremental Equivalent Debt, in each case, established after the Closing Date and prior to the Amendment No. 3 Effective Date) is $200,000,000.

(c)    The Administrative Agent and the Amendment No. 3 Lead Arranger shall have received reimbursement of expenses required to be reimbursed or paid hereunder or under any other Loan Document or otherwise agreed to in writing to be paid (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP).

(d)    The Administrative Agent shall have received a certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of the Credit Parties executing this Amendment and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of each Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation, as applicable, (B) the bylaws or other governing documents of each Credit Party as in effect on the Closing Date, and (C) resolutions duly adopted by the board of directors (or other governing body) of each Credit Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party.

(e)    The Administrative Agent shall have received certificates, dated as of a recent date prior to the Amendment No. 3 Effective Date, of the good standing of the Credit Parties under the laws of their respective jurisdictions of incorporation, organization or formation, as applicable.

(f)    The Administrative Agent shall have received a certificate of the chief financial officer of the Borrower as to the solvency of the Borrower and its subsidiaries, taken as a whole, after giving effect to this Amendment, substantially in the form of Exhibit L of the Credit Agreement.

(g)    The Administrative Agent shall have received in connection with any borrowing on the Amendment No. 3 Effective Date, a Notice of Borrowing from the Borrower substantially in the form of Exhibit B to the Credit Agreement and delivered in accordance with the requirements of the Credit Agreement.

(h)    The Administrative Agent shall have received an executed copy of the favorable written opinions of (A) Milbank Tweed Hadley & McCloy LLP, New York counsel for the Credit Parties, (B) Jackson Kelly PLLC, West Virginia counsel for the Credit Parties, (C) Blank Rome LLP, Pennsylvania and New Jersey counsel for the Credit Parties, (D) Barnes & Thornburg LLP, Ohio counsel for the Credit Parties, (E) Phelps Dunbar LLP, Florida, Mississippi and Louisiana counsel for the Credit Parties, (F) McDonald Carano LLP, Nevada counsel for the Credit Parties, (G) Lathrop & Gage LLP, Missouri counsel for the Credit Parties, (H) The Tipton Law Firm, Colorado counsel for the Credit Parties, (I) Brown Winick, Iowa counsel for the Credit Parties, (J) Mayer Brown, Illinois counsel for the Credit Parties and (K) Krieg DeVault, Indiana counsel for the Credit Parties, in each case (x) dated the Amendment No. 3 Effective Date, (y) addressed to the Issuing Lenders, the Administrative Agent and the Lenders (including the Incremental Lenders and the Extending Lenders) on the Amendment No. 3 Effective Date and (z) in form and substance reasonably satisfactory to the Administrative Agent covering such matters relating to the Loan Documents as the Administrative Agent shall reasonably request.

(i)    The Administrative Agent shall have received copies of recent lien, bankruptcy, insolvency and judgment searches in each jurisdiction reasonably requested by the Administrative Agent with respect to the Borrower and the Guarantors, in each case, dated as of a recent date prior to the Amendment Effective Date.

(j)    All fees due to the Administrative Agent, the Amendment No. 3 Joint Lead Arrangers on the Amendment No. 3 Effective Date pursuant to a separate written agreement shall have been, or shall substantially concurrently with the Amendment No. 3 Effective Date be, paid, and all expenses to be paid or reimbursed to the Administrative Agent and the Amendment No. 3 Joint Lead Arrangers that have been invoiced a reasonable period of time prior to the Amendment No. 3 Effective Date shall have been, or shall substantially concurrently therewith shall be, paid.

(k)    The Borrower and each of the applicable Guarantors under the Amended Credit Agreement, if not previously provided, have provided the documentation and other information to the Administrative Agent that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the Patriot Act, at least 5 Business Days prior to the Amendment No. 3 Effective Date but only to extent such information is requested by the Administrative Agent at least 10 Business Days prior to the Amendment No. 3 Effective Date.

(l)    The merger contemplated under that certain Agreement and Plan of Merger, dated as of April 15, 2018 with Tropicana Entertainment Inc., a Delaware corporation and Delta Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Borrower (the “Merger Agreement”), shall be consummated substantially in accordance with the Merger Agreement and prior to or substantially concurrently with the Amendment No. 3 Effective Date.

(m)    The Administrative Agent shall have received (i) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property other than Vessels (together with a notice about special flood hazard area status and flood disaster assistance duly executed by Borrower and the applicable Guarantor relating thereto) and (ii) if any portion of any Mortgaged Property other than a Vessel is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, the applicable Guarantor shall have, with a financially sound and reputable insurer (determined at the time such insurance was obtained), flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to such Flood Insurance Laws and deliver evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent and each Amendment No. 3 Lead Arranger.

(n)    At least five days prior to the Amendment No. 3 Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Amendment No. 3 Effective Date, a Beneficial Ownership Certification in relation to any Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this clause (n) shall be deemed to be satisfied).

SECTION 5.    Representations and Warranties. The Borrower and each Credit Party that is a party hereto each represents and warrants to the Administrative Agent and the Lenders that:

(1)    Each Credit Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment in accordance with its terms. The Amendment has been duly authorized by the duly authorized officers of each Credit Party that is a party hereto, and each such document constitutes the legal, valid and binding obligation of each Credit Party that is a party hereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(2)    Each of the representations and warranties made by any Credit Party in or pursuant to the Credit Agreement and the other Loan Documents is true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects, with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or references Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date).

(3)    No Default or Event of Default has occurred and is continuing on the Amendment No. 3 Effective Date or after giving effect to this Amendment.

(4)    Since December 31, 2017, there has been no material adverse change in the properties, business, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, on a Consolidated basis, and no event has occurred or condition arisen that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(5)    All governmental, regulatory and third-party consents and all equity holder and board of directors (or comparable entity management body) authorizations, if any, necessary to consummate transactions described in this Amendment shall have been obtained and shall be in full force and effect prior to the Amendment No. 3 Effective Date.

(6)    The proceeds of any Incremental Loans drawn on the Incremental Commitments issued pursuant to this Amendment shall be used for general corporate purposes of the Borrower and its Subsidiaries (including Permitted Acquisitions and other Investments).

SECTION 6.    Post-Closing Real Property Recordings. The Borrower shall as soon as practicable, but not later than sixty (60) days after the Amendment No. 3 Effective Date (or such later date as Administrative Agent may determine in its reasonable discretion), deliver or cause to be delivered to the Administrative Agent with respect to each Mortgaged Property other than a Vessel, either the items listed in paragraph (a) or the items listed in paragraph (b) as follows:

(a)    an opinion or email confirmation from local counsel in each jurisdiction where a Mortgaged Property other than a Vessel is located, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that:

(i)    the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Secured Obligations (as defined in the applicable Mortgage), including the Secured Obligations evidenced by the Credit Agreement as amended by this Amendment and the other documents executed in connection therewith, for the benefit of the Secured Parties; and

(ii)    no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Secured Obligations, including the Secured Obligations evidenced by the Credit Agreement as amended by this Amendment and the other documents executed in connection therewith, for the benefit of the Secured Parties; or

(b) with respect to the existing Mortgages, the following, in each case in form and substance reasonably acceptable to the Administrative Agent:

(i)    for each real property Mortgage entered into and recorded prior to the Amendment No. 3 Effective Date, an amendment to such Mortgage to give notice of the extended Revolving Credit Maturity Date and the Incremental Revolving Credit Commitments as obligations secured by such Mortgage (each a “Mortgage Amendment”), duly executed and delivered by an authorized officer of the Guarantor party thereto and in form suitable for filing and recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable;

(ii)    with respect to each Mortgage Amendment, to the extent reasonably requested by the Administrative Agent, either (i) a mortgage modification endorsement (ALTA 11) or local equivalent, or (ii) a date down endorement (each such endorsement, a “Title Endorsement”, and collectively, the “Title Endorsements”) to the existing mortgage title insurance policy relating to the Mortgage encumbering the Mortgaged Property subject to such Mortgage, in form and substance reasonably satisfactory to the Administrative Agent;

(iii)    with respect to each Mortgage Amendment, legal opinions, each of which shall be addressed to Administrative Agent and the Secured Parties, dated the effective date of such Mortgage Amendment and covering such matters as the Administrative Agent shall reasonably request in a manner customary for transactions of this type, including, without limitation, the enforceability of such Mortgage Amendment and the due authorization, execution and delivery of such Mortgage Amendment;

(iv)    with respect to each Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including without limitation, a so-called “gap” indemnification) as shall be required to induce the title company to issue the Title Endorsements; and

(v)    all fees, costs and expenses incurred in connection with the preparation, execution, filing and recordation of the Mortgage Amendments, including, without limitation, reasonable attorneys’ fees, title insurance premiums, filing and recording fees, title insurance company coordination fees, documentary stamp, mortgage and intangible taxes, if any, and title search charges and other charges incurred in connection with the recordation of the Mortgage Amendments and issuance of the Title Endorsements.

SECTION 7.    Delayed Revolving Commitment Assignment.

(a)    As soon as practicable following the Amendment No. 3 Effective Date, but not later than thirty (30) days after the Amendment No. 3 Effective Date (the “Delayed Commitment Date”)), Bank of America, N.A. (and any relevant affiliate) hereby (x) agrees to, subject to completion of their customary flood insurance due diligence, take all steps necessary to duly execute an Assignment and Assumption Agreement substantially in the form of Exhibit I-1 of the Amended Credit Agreement and any other necessary related documentation with JPMorgan (and any relevant affiliate) and the Borrower, as applicable, pursuant to which JPMorgan, in its capacity as Revolving Credit Lender under the Amended Credit Agreement, will (i) assign a portion of its Revolving Credit Commitments to Bank of America, N.A. (and any relevant affiliate) in an aggregate principal amount of $41,250,000 (such amount, the “Delayed Revolving Commitment”), and (ii) pay to Bank of America, for its account, a fee in an aggregate principal amount of the Additional Upfront Fee (as defined in the Fee Letter (as defined in the Commitment Letter)) that was paid to JPMorgan on such Delayed Revolving Commitment on the Amendment No. 3 Effective Date, and (y) acknowledges and agrees that upon its execution of the Assignment and Assumption and the consummation of the Delayed Revolving Commitment Assignment, Bank of America, N.A. (or its designated affiliate), (i) shall become a Revolving Credit Lender under, and for all purposes of, the Amended Credit Agreement and the other Loan Documents, (ii) shall issue to Borrower its Revolving Credit Commitment in an amount equal to the Delayed Revolving Commitment, (iii) shall be subject to, and bound by, the terms of, the Amended Credit Agreement and the other Loan Documents (iv) shall perform all the obligations of and shall have all rights of a “Revolving Credit Lender” and a “Lender” thereunder, and (v) shall fund its ratable share of outstanding Incremental Loans from time to time on and after the consummation of the Delayed Revolving Commitment Assignment in accordance with the Amended Credit Agreement (the “Delayed Revolving Commitment Assignment”).

(b)    In the event that the Delayed Revolving Commitment Assignment has not been consummated on or prior to the Delayed Commitment Date, (x) the Borrower hereby agrees to, (A) promptly following the Delayed Commitment Date (and in no event later than fifteen (15) days following the Delayed Commitment Date (as such time period may be extended by JPMorgan in its sole discretion)), identify an alternative assignee for the Delayed Revolving Commitment and consummate the assignment of the full Delayed Revolving Commitment to such alternative assignee in accordance with the provisions of the Amended Credit Agreement, and (B) thereafter, permanently terminate JPMorgan’s Revolving Credit Commitments in an aggregate principal amount equal to the Delayed Revolving Commitment and repay any Revolving Credit Loans made by JPMorgan pursuant to the Delayed Revolving Commitment pursuant to Section 2.5(a) of the Amended Credit Agreement, and (y) each of the Revolving Credit Lenders party hereto (constituting each of the Lenders adversely impacted thereby) hereby agrees, pursuant to Section 12.2 of the Amended Credit Agreement, to consent to the prepayment and corresponding reduction set forth in the foregoing clause (x), and hereby waives any right under Section 2.5(a) of the Amended Credit Agreement to receive its applicable portion of such prepayment and termination.

SECTION 8.   Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when each party hereto shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9.   Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The provisions of Sections 12.5 and 12.6 of the Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

SECTION 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 11. Effect of Amendment. This Amendment shall not constitute a novation of the Credit Agreement or any of the Loan Documents. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Issuing Lenders, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document (for avoidance of doubt, in each case, as altered, modified or amended as expressly set forth herein) is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. This Amendment shall satisfy the notice obligations of the Borrower to the Administrative Agent under Sections 5.13(a) and 5.17(a) of the Credit Agreement

SECTION 12. Reaffirmation. Each Credit Party hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and thereof and consents to the terms and conditions of this Amendment and the transactions contemplated hereby. Each Guarantor hereby (a) affirms and confirms its guarantees and other commitments under the Guaranty Agreement, and (b) agrees that the Guaranty Agreement is in full force and effect and shall accrue to the benefit of the Secured Parties to secure the Obligations. Each Credit Party hereby (a) affirms and confirms its pledges, grants and other commitments and the validity of the Liens under the Security Documents to which it is a party, with all such Liens continuing in full force and effect after giving effect to this Amendment and (b) agrees that each Security Document to which it is a party is in full force and effect and shall accrue to the benefit of the Secured Parties to secure the Obligations.

SECTION 13. Reference to and Effect on the Credit Agreement. On and after the Amendment No. 3 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations of the Credit Parties under the Loan Documents. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute an amendment of any provision of any of the Loan Documents.

SECTION 14. Costs and Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP) in accordance with the terms of Section 12.3 of the Credit Agreement.

SECTION 15. Severability of Provisions. Any provision of this Amendment or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ELDORADO RESORTS, INC., as the Borrower
By: /s/ Edmund L. Quatmann, Jr.
Name: Edmund L. Quatmann, Jr.
Title: Executive Vice President, Chief Legal Officer and Secretary

[Signature Page to Eldorado Amendment No. 3]

AZTAR INDIANA GAMING COMPANY, LLC
AZTAR RIVERBOAT HOLDING COMPANY, LLC
BLACK HAWK HOLDINGS, L.L.C.
CATFISH QUEEN PARTNERSHIP IN
COMMENDAM
CCR NEWCO, LLC
CC-RENO LLC
CCSC/BLACKHAWK, INC.
CENTROPLEX CENTRE CONVENTION
HOTEL, L.L.C.
CIRCUS AND ELDORADO JOINT VENTURE, LLC
COLUMBIA PROPERTIES TAHOE, LLC
ELDORADO CASINO SHREVEPORT JOINT VENTURE
ELDORADO HOLDCO LLC
ELDORADO LIMITED LIABILITY COMPANY
ELDORADO RESORTS LLC
ELDORADO SHREVEPORT#1, LLC
ELDORADO SHREVEPORT #2, LLC
ELGIN HOLDINGS I LLC
ELGIN HOLDINGS II LLC
ELGIN RIVERBOAT RESORT-RIVERBOAT CASINO
IC HOLDINGS COLORADO, INC.
IOC - BLACK HAWK DISTRIBUTION
COMPANY, LLC
IOC - BOONVILLE, INC.
IOC - LULA, INC.
IOC BLACK HAWK COUNTY, INC.
IOC HOLDINGS, L.L.C.
IOC-CAPE GIRARDEAU LLC
IOC-CARUTHERSVILLE, LLC
IOC-KANSAS CITY, INC.
IOC-VICKSBURG, INC.
IOC-VICKSBURG, L.L.C., as the Guarantors

By: /s/ Edmund L. Quatmann, Jr.
Name: Edmund L. Quatmann, Jr.
Title: Executive Vice President, Chief Legal
Officer and Secretary

[Signature Page to Eldorado Amendment No. 3]

ISLE OF CAPRI BETTENDORF, L.C.
ISLE OF CAPRI BLACK HAWK, L.L.C.
ISLE OF CAPRI CASINOS LLC
LIGHTHOUSE POINT, LLC
MB DEVELOPMENT, LLC
MOUNTAINEER PARK, INC.
MTR GAMING GROUP, INC.
NEW JAZZ ENTERPRISES, L.L.C.
NEW TROPICANA HOLDINGS, INC.
NEW TROPICANA OPCO, INC.
POMPANO PARK HOLDINGS, L.L.C.
PPI DEVELOPMENT HOLDINGS LLC
PPI DEVELOPMENT LLC
PPI, INC.
PRESQUE ISLE DOWNS, INC.
RAINBOW CASINO-VICKSBURG
PARTNERSHIP, L.P.
SCIOTO DOWNS, INC.
ST. CHARLES GAMING COMPANY, L.L.C.
TEI (ES), LLC
TEI (ST. LOUIS RE), LLC
TEI (STLH), LLC
TEI MANAGEMENT SERVICES LLC
TEI R 7 INVESTMENT LLC
TLHLLC
TROPICANA ATLANTIC CITY CORP.
TROPICANA ENTERTAINMENT INC.
TROPICANA LAUGHLIN, LLC
TROPICANA ST. LOUIS LLC
TROPICAN ST. LOUIS RE LLC
TROPWORLD GAMES LLC, as the Guarantors

By: /s/ Edmund L. Quatmann, Jr.
Name: Edmund L. Quatmann, Jr.
Title: Executive Vice President, Chief Legal
Officer and Secretary

[Signature Page to Eldorado Amendment No. 3]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent

By: /s/ Mohammad Hasan
Name: Mohammad Hasan
Title: Executive Director

[Signature Page to Eldorado Amendment No. 3]

JPMORGAN CHASE BANK, N.A., as an
Extending Lender, an Incremental Lender, the Swingline Lender and an Issuing Lender

By:	/s/ Mohammad Hasan
Name: Mohammad Hasan
Title: Executive Director

MACQUARIE CAPITAL FUNDING LLC, as an
Extending Lender and an Incremental Lender

By:	/s/ Lisa Grushkin
Name: Lisa Grushkin
Title: Authorized Signatory

By:	/s/ Jeff Abt
Name: Jeff Abt
Title: Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as an Incremental Lender

By:	/s/ John B. Toronto
Name: John B. Toronto
Title: Authorized Signatory

By:	/s/ Michael Del Genio
Name: Michael Del Genio
Title: Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION, as an
Extending Lender

By:	/s/ Bridget de Arrieta
Name: Bridget de Arrieta
Title: Vice President

[Signature Page to Eldorado Amendment No. 3]

CAPITAL ONE, NATIONAL
ASSOCIATION, as an Extending Lender and an Incremental Lender

By:	/s/ Kacy Kent
Name: Kacy Kent
Title: Managing Director

KEYBANK NATIONAL ASSOCIATION,
as an Extending Lender and an Incremental Lender

By:	/s/ Matthew J. Bradley
Name: Matthew J. Bradley
Title: Vice President

SUNTRUST BANK, as an Extending Lender
and an Incremental Lender

By:	/s/ J. Haynes Gentry III
Name: J. Haynes Gentry III
Title: Director

Solely with respect to Section 7 of this Amendment:

BANK OF AMERICA, N.A.

By:	/s/ Brian D. Corum
Name: Brian D. Corum
Title: Managing Director

[Signature Page to Eldorado Amendment No. 3]

ANNEX I

INCREMENTAL LENDERS AND INCREMENTAL REVOLVING CREDIT

COMMITMENTS

Incremental Lender	Incremental Commitment
JPMorgan Chase Bank, N.A.	$81,250,000.00
Macquarie Capital Funding LLC	$25,000,000.00
Credit Suisse AG, Cayman Islands Branch	$75,000,000.00
Capital One, National Association	$6,250,000.00
KeyBank National Association	$6,250,000.00
SunTrust Bank	$6,250,000.00

Annex-I-1

ANNEX II

EXTENDING LENDERS AND EXISTING REVOLVING CREDIT COMMITMENTS

Extending Lender	Existing Revolving Credit Commitment
JPMorgan Chase Bank, N.A.	$85,000,000.00
U.S. Bank National Association	$60,000,000.00
Macquarie Capital Funding LLC	$50,000,000.00
Capital One, National Association	$35,000,000.00
KeyBank National Association	$35,000,000.00
SunTrust Bank	$35,000,000.00

Annex-II-1

ANNEX III

SCHEDULE 1.1(A)

Commitments and Commitment Percentages

Lender	Revolving Credit Commitment	Revolving Credit Commitment Percentage	Term Loan Commitment	Term Loan Percentage
JPMorgan Chase Bank, N.A.	$166,250,000.00	33.250000000%	$1,450,000,000.00	100.000000000%
Macquarie Capital Funding LLC	$75,000,000.00	15.000000000%	-	-
Credit Suisse AG, Cayman Islands Branch	$75,000,000.00	15.000000000%
U.S. Bank National Association	$60,000,000.00	12.000000000%	-	-
Capital One, National Association	$41,250,000.00	8.250000000%	-	-
KeyBank National Association	$41,250,000.00	8.250000000%	-	-
SunTrust Bank	$41,250,000.00	8.250000000%	-	-

Total	$500,000,000.00	100.000000000%	$1,450,000,000.00	100.000000000%

Annex-III-1